The Board of Directors
First Place Financial Corporation

We consent to incorporation by reference in the registration statement (No. 333-12837) on Form S-8 of First Place Financial Corporation of our report dated January 23, 1998, relating to the consolidated balance sheets of First Place Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1997, annual report on Form 10-K of First Place Financial Corporation.

                                  (signed) KPMG Peat Marwick LLP

Albuquerque, New Mexico
March 28, 1998





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

The Board of Directors
First Place Financial Corporation


We consent to incorporation by reference in the registration statement (No. 333-46871) on Form S-8 of First Place Financial Corporation of our report dated January 23, 1998, relating to the consolidated balance sheets of First Place Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1997, annual report on Form 10-K of First Place Financial Corporation.

                               (signed) KPMG Peat Marwick LLP

Albuquerque, New Mexico
March 28, 1998






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